UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wayfair Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-4791999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4 Copley Place Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Wayfair Inc. 2023 Incentive Award Plan
(Full Title of the Plan)

Enrique Colbert
General Counsel
Wayfair Inc.
4 Copley Place
Boston, MA 02116
(Name and address of agent for service)

(617) 532-6100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Wayfair Inc. (the “Registrant”) for the purpose of registering an additional 15,000,000 shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of the Registrant that are issuable under the Registrant’s 2023 Incentive Award Plan (as amended, the “2023 Plan”) in connection with an amendment to the 2023 Plan that was approved by the Registrant’s stockholders on May 21, 2026. Such amendment increased the number of shares of Common Stock authorized for issuance under the 2023 Plan by 20,000,000 shares (the “Additional Shares”). The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-290372) covering the registration of 5,000,000 of the Additional Shares. Accordingly, this Registration Statement covers the remaining 15,000,000 Additional Shares.

The shares of Common Stock being registered hereby are securities of the same class as other securities for which a Registration Statement on Form S-8 was filed by the Registrant with the Securities and Exchange Commission on May 4, 2023 (File No. 333-271642) and on September 19, 2025 (File No. 333-290372) (collectively, the “Prior Registration Statements”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2023 Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-36666) filed on October 8, 2014)
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-36666) filed on February 14, 2025).
4.3
Specimen stock certificate evidencing the shares of Class A common stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

5.1+	Opinion of Wayfair Inc.
23.1+	Consent of PricewaterhouseCoopers LLP
23.2+	Consent of Ernst & Young LLP
23.3+	Consent of Wayfair Inc. (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page hereto)
99.1	Wayfair Inc. 2023 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-36666) filed on April 26, 2023)
99.2	Amendment No. 1 to Wayfair Inc. 2023 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36666) filed on May 22, 2026)
107+	Filing Fee Table

+            Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 22nd day of May, 2026.

WAYFAIR INC.

By:	/s/ Niraj Shah
Niraj Shah
Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Niraj Shah, Kate Gulliver, Enrique Colbert, and Andrew Oliver and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign, date and file any and all amendments (including post-effective amendments) to this Registration Statement, and to date and file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Niraj Shah	Chief Executive Officer and President, Co-Founder and Director	May 22, 2026
Niraj Shah	(Principal Executive Officer)

/s/ Kate Gulliver	Chief Financial Officer and Chief	May 22, 2026
Kate Gulliver	Administrative Officer (Principal Financial and Accounting Officer)

/s/ Steven Conine	Co-Founder and Director	May 22, 2026
Steven Conine

/s/ Diana Frost	Director	May 22, 2026
Diana Frost

/s/ Andrea Jung	Director	May 22, 2026
Andrea Jung

/s/ Jeremy King	Director	May 22, 2026
Jeremy King

/s/ Michael Kumin	Director	May 22, 2026
Michael Kumin

/s/ Harry A. Lawton III	Director	May 22, 2026
Harry A. Lawton III

/s/ Jeffrey Naylor	Director	May 22, 2026
Jeffrey Naylor

/s/ Michael E. Sneed	Director	May 22, 2026
Michael E. Sneed